Central European Distribution Corporation Announces Third Quarter 2010 Results; Updates Full Year 2010

Guidance

Mt. Laurel, New Jersey November 5, 2010: Central European Distribution Corporation (NASDAQ: CEDC) today announced its results for the third quarter of 2010. Net sales for the three months ended September 30, 2010 were $157.8 million as compared to $187.5 million reported for the same period in 2009. Operating profit on a comparable basis for the third quarter 2010 was $32.5 million as compared to $43.5 million for 2009. On a comparable basis, CEDC announced net income, excluding discontinued operations of $8.5 million, or $0.12 per fully diluted share, for the third quarter of 2010, as compared to $27.2 million, or $0.49 per fully diluted share, for the same period in 2009. CEDC also announced net profit on a U.S. GAAP basis (as hereinafter defined), excluding discontinued operations, for the quarter was $68.9 million or $0.98 per fully diluted share, as compared to net profit of $45.4 million or $0.83 per fully diluted share, for the same period in 2009.

Operating profit on a U.S. GAAP basis for the third quarter 2010 was $29.1 million as compared to $27.0 million for 2009. The number of fully diluted shares used in computing the earnings per share was 70.6 million for 2010 and 55.5 million for 2009. For a complete reconciliation of comparable net income to net income reported under United States Generally Accepted Accounting Principles (“U.S. GAAP”) and comparable operating profit to operating profit reported under U.S. GAAP, please see the section “Unaudited Reconciliation of Non-GAAP Measures”.

William Carey, President and CEO commented, “We were disappointed by the results in the 3rd quarter of 2010 which were a result of a combination of factors including external events, currency movements, commodity prices and negative sales mix that occurred in our core markets. After seeing solid volume growth coming from the 2nd quarter of 2010, we were expecting a continuation of these positive volume trends into the 3rd quarter. The expected positive trends from the 2nd quarter were heavily impacted by the record heat wave across Eastern Europe and fires which spread across key parts of Russia. These factors resulted in an estimated reduction in the vodka market in volume terms during this period by an estimated 6%-8% in Poland and 12%-15% in Russia as compared to the prior year. We were able to see strong volume and market trends in September; however, these trends were not sufficient to cover the shortfall for the first two months of the quarter.”

William Carey, President and CEO continued “We have spent a lot of management time on restructuring, integration and cost reductions over the past fifteen months which have all contributed to the lowering of our operating overheads. The key objective for management on all levels is top line growth from our existing core portfolio, as well as new product development and new import agency business. This will be our primary focus over the next 24 months; kicking off next week with our biggest ever new product launch in Poland. In Russia, we have a pipeline of new products that will begin to enter the market early next year, not to mention our successful brandy launch last month. Our strategic aim is to grow profitable market share in Poland, Russia and Hungary through all segments.”

William Carey, President and CEO continued “Over the last six months, we have seen continued improvement in consumer demand and sentiment in Russia as well as a positive outlook from a macro view in Russia. The imported market for wines and spirits in Russia is benefitting the most from these trends, with our year to date sales in Whitehall up over 15% year on year. This trend has also been confirmed by many multinational spirit companies who have reported strong brown spirit sales coming out of the Russian market. We believe these trends of strong imported wine and spirit sales in Russia will continue dynamically for the next few years. As stated last quarter, we are continuing the negotiation for an early buy out and controlling stake in the Whitehall Company which we anticipate could close in the near future.”

William Carey, President and CEO continued “As we are now in our biggest quarter of the year in terms of revenue and profitability we are forecasting high single digit volume growth and double digit value growth (taking into account recent price increases) for this quarter from our overall portfolio. We have seen a stabilization of commodity prices since September, and we believe we will continue to benefit from a much lower cost base this quarter and beyond. Although the 3rd quarter was a huge disappointment for us, our management team is extremely focused on delivering on these 4th quarter objectives, and we believe the worst is behind us.”

The Company also announced it has updated its full year 2010 net sales guidance from $764 - $914 million to $730 -$780 million and its full year comparable fully-diluted earnings per share guidance from $2.10 -$2.20 to $1.50 -$1.70. This revised guidance includes exchange rates assumptions based upon recent market rates. The number of fully diluted shares used in computing the full year 2010 guidance is approximately 70.5 million.

CEDC has reported net income, fully diluted net income per share and operating profit in accordance with GAAP and on a non-GAAP basis, referred to in this release as comparable net income and comparable operating profit. CEDC’s management believes that the non-GAAP reporting giving effect to the adjustments shown in the attached reconciliation provides meaningful information and an alternative presentation useful to investors’ understanding of CEDC’s core operating results and trends. CEDC discusses results and guidance on a comparable basis in order to give investors better insight into underlying business trends from continuing operations. CEDC’s calculation of these measures may not be the same as similarly named measures presented by other companies. These measures are not presented as an alternative to net income computed in accordance with GAAP as a performance measure, and you should not place undue reliance on such measures. A reconciliation of GAAP to non-GAAP measures can be found in the section “Unaudited Reconciliation of Non-GAAP Measures” at the end of this press release.

CEDC is the largest producer of vodka in the world and Central and Eastern Europe’s largest integrated spirit beverage business. CEDC produces the Green Mark, Absolwent, Zubrowka, Bols, Parliament, Zhuravli, Royal and Soplica brands, among others. CEDC currently exports its products to many markets around the world, including the United States, England, France and Japan.

CEDC also is a leading importer of alcoholic beverages in Poland, Russia and Hungary. In Poland, CEDC imports many of the world’s leading brands, including brands such as Carlo Rossi Wines, Concha y Toro wines, Metaxa Liqueur, Rémy Martin Cognac, Guinness, Sutter Home wines, Grant’s Whisky, Jagermeister, E&J Gallo, Jim Beam Bourbon, Sierra Tequila, Teacher’s Whisky, Campari, Cinzano, Skyy Vodka and Old Smuggler. CEDC is also a leading importer of premium spirits and wines in Russia with such brands as Hennessey, Moet & Chandon and Concha y Toro, among others.

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding expected sales, operating profit and earnings guidance, expected gross margins and operating margins, reduced leverage, expectations of increased consumer demand for our products, integration of our acquired companies, and expected results of, and synergies relating to, our Russian businesses. Forward looking statements are based on our knowledge of facts as of the date hereof and involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of CEDC to be materially different from any future results, performance or achievements expressed or implied by our forward looking statements.

Investors are cautioned that forward looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. CEDC undertakes no obligation to publicly update or revise any forward looking statements or to make any other forward looking statements, whether as a result of new information, future events or otherwise, unless required to do so by securities laws. Investors are referred to the full discussion of risks and uncertainties included in CEDC’s Form 10-K for the fiscal year ended December 31, 2009, including statements made under the captions “Item 1A. Risks Relating to Our Business” and in other documents filed by CEDC with the Securities and Exchange Commission.

Contact:

In the U.S.:

Jim Archbold

Investor Relations Officer

Central European Distribution Corporation

856-273-6980

In Europe:

Anna Załuska Corporate PR Manager

Central European Distribution Corporation

48-22-456-6000

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEET

Amounts in columns expressed in thousands

(Except share information)

	September 30, 2010	December 31, 2009 (as adjusted)
ASSETS
Current Assets
Cash and cash equivalents	$232,857	$126,439
Restricted cash	0	481,419
Accounts receivable, net of allowance for doubtful accounts of $38,373 and $37,630 respectively	312,499	475,126
Inventories	91,126	92,216
Prepaid expenses and other current assets	33,402	33,302
Loans granted	0	1,608
Loans granted to affiliates	0	7,635
Deferred income taxes	26,781	82,609
Current assets of discontinued operations	0	267,561

Total Current Assets	696,665	1,567,915

Intangible assets, net	760,370	773,222
Goodwill, net	1,450,122	1,484,072
Property, plant and equipment, net	202,569	215,916
Deferred income taxes	93,887	27,123
Equity method investment in affiliates	230,164	244,504
Non-current assets of discontinued operations	0	101,778

Total Non-Current Assets	2,737,112	2,846,615

Total Assets	$3,433,777	$4,414,530

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Trade accounts payable	$64,187	$113,006
Bank loans and overdraft facilities	98,522	81,053
Income taxes payable	2,284	3,827
Taxes other than income taxes	110,897	208,784
Other accrued liabilities	111,207	91,435
Short-term obligations under Senior Notes	0	358,943
Current portions of obligations under capital leases	471	481
Deferred consideration	4,853	160,880
Current liabilities of discontinued operations	0	194,761

Total Current Liabilities	392,421	1,213,170

Long-term debt, less current maturities	19,360	106,043
Long-term obligations under capital leases	824	480
Long-term obligations under Senior Notes	1,170,949	1,205,467
Long-term accruals	2,598	3,214
Deferred income taxes	193,824	198,174
Non-current liabilities of discontinued operations	0	2,820

Total Long Term Liabilities	1,387,555	1,516,198

Stockholders’ Equity
Common Stock ($0.01 par value, 120,000,000 shares authorized, 70,684,670 and 69,411,845 shares issued at September 30, 2010 and December 31, 2009, respectively)	707	694
Additional paid-in-capital	1,341,567	1,296,391
Retained earnings	263,453	264,917
Accumulated other comprehensive income / (loss) of continuing operations	48,224	82,994
Accumulated other comprehensive income / (loss) of discontinued operations	0	40,316
Less Treasury Stock at cost (246,037 shares at September 30, 2010 and December 31, 2009, respectively)	(150)	(150)

Total CEDC Stockholders’ Equity	1,653,801	1,685,162

Noncontrolling interests in subsidiaries	0	0

Total Equity	1,653,801	1,685,162

Total Liabilities and Stockholders’ Equity	$3,433,777	$4,414,530

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

Amounts in columns expressed in thousands

	Three months ended		Nine months ended
	September 30, 2010	September 30, 2009 (as adjusted)	September 30, 2010	September 30, 2009 (as adjusted)
Sales	$347,492	$415,182	$1,058,260	$974,802
Excise taxes	(189,732)	(227,639)	(575,097)	(540,598)
Net Sales	157,760	187,543	483,163	434,204
Cost of goods sold	80,448	92,029	243,241	214,455

Gross Profit	77,312	95,514	239,922	219,749

Operating expenses	48,239	53,496	144,369	128,023
Contingent consideration true-up	0	15,000	0	15,000
Gain on remeasurement of previously held equity interests	0	0	0	(225,605)
Impairment charge	0	0	0	20,309

Operating Income	29,073	27,018	95,553	282,022

Non operating income / (expense), net
Interest (expense), net	(25,749)	(15,895)	(77,848)	(46,556)
Other financial income / (expense), net	81,773	57,831	4,987	29,021
Amortization of deferred charges	0	(16,192)	0	(27,423)
Other non operating income / (expense), net	(914)	(2,541)	(12,266)	(10,798)

Income / (loss) before taxes and equity in net income from unconsolidated investments	84,183	50,221	10,426	226,266

Income tax benefit / (expense)	(17,023)	(10,236)	(2,275)	(44,824)
Equity in net earnings / (losses) of affiliates	1,719	5,433	2,163	(13,419)

Net income /(loss) from continuing operations	$68,879	$45,418	$10,314	$168,023

Discontinued operations
Income / (loss) from operations of distribution business (including impairment charge of $28.2 million in 9 months ended September 30, 2010)	30,870	1,979	(11,815)	8,471
Income tax (expense)	147	(204)	37	(1,098)

Income / (loss) on discontinued operations	31,017	1,775	(11,778)	7,373

Net income / (loss)	99,896	47,193	(1,464)	175,396

Less: Net income attributable to noncontrolling interests in subsidiaries	0	47	0	2,185

Net income / (loss) attributable to CEDC	$99,896	$47,146	($1,464)	$173,211

Net income / (loss) from continuing operations per share of common stock, basic	$0.98	$0.83	$0.15	$3.31

Net income / (loss) from discontinued operations per share of common stock, basic	$0.44	$0.03	($0.17)	$0.14

Net income / (loss) from operations per share of common stock, basic	$1.42	$0.86	($0.02)	$3.45

Net income / (loss) from continuing operations per share of common stock, diluted	$0.98	$0.83	$0.15	$3.30

Net income / (loss) from discontinued operations per share of common stock, diluted	$0.43	$0.02	($0.17)	$0.14

Net income / (loss) from operations per share of common stock, diluted	$1.41	$0.85	($0.02)	$3.44

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW

Amounts in columns expressed in thousands

	Nine months ended September 30,
	2010	2009 (as adjusted)
Cash flows from operating activities of continuing operations
Net income / (loss)	($1,464)	$175,396
Adjustments to reconcile net income / (loss) to net cash provided by / (used in) operating activities:
Net income / (loss) from discontinued operations	11,778	7,373
Depreciation and amortization	12,717	8,458
Deferred income taxes	(12,103)	(34,727)
Unrealized foreign exchange (gains) / losses	(2,090)	(28,536)
Cost of debt extinguishment	14,114	0
Stock options fair value expense	2,433	2,862
Dividends received	17,983	3,528
Hedge fair value revaluation	0	9,160
Equity income in affiliates	(2,163)	13,419
Gain on fair value remeasurement of previously held equity interest, net of impairment	0	(153,778)
Amortization of deferred charges	0	27,423
Other non cash items	11,532	3,429
Changes in operating assets and liabilities:
Accounts receivable	155,430	136,759
Inventories	(3,179)	(919)
Prepayments and other current assets	(4,253)	8,231
Trade accounts payable	(44,636)	(56,805)
Other accrued liabilities and payables	(81,407)	(22,332)

Net cash provided by / (used in) operating activities from continuing operations	74,692	98,941

Cash flows from investing activities of continuing operations
Investment in fixed assets	(3,226)	(8,282)
Proceeds from the disposal of fixed assets	0	3,815
Changes in restricted cash	481,419	0
Investment in trademarks	(6,000)	0
Disposal of subsidiaries	124,160	0
Acquisitions of subsidiaries, net of cash acquired	(135,964)	(40,764)

Net cash provided by investing activities from continuing operations	460,389	(45,231)

Cash flows from financing activities of continuing operations
Borrowings on bank loans and overdraft facility	18,568	5,289
Payment of bank loans, overdraft facility and other borrowings	(76,265)	(61,930)
Payment of long-term borrowings	0	(601)
Payment of Senior Secured Notes	(367,954)	0
Repayment of obligation to former shareholders	0	(28,814)
Hedge closure	0	(1,940)
Repayment of short term capital leases	0	(913)
Proceeds from short term capital leases	324	0
Issuance of shares in public placement	0	179,579
Transactions with equity holders	7,500	(7,876)
Options exercised	2,336	817

Net cash provided by / (used in) financing activities from continuing operations	(415,491)	83,611

Cash flows from discontinued operations
Net cash provided by / (used in) operating activities of discontinued operations	2,806	10,237
Net cash provided by / (used in) investing activities of discontinued operations	(330)	(647)
Net cash provided by / (used in) financing activities of discontinued operations	100	(7,329)

Net cash used in discontinued operations	2,576	2,261
Adjustment to reconcile the change in cash balances of discontinued operations	(2,576)	(2,261)
Currency effect on brought forward cash balances	(13,172)	26,819
Net Increase / (Decrease) in Cash	106,418	164,140
Cash and cash equivalents at beginning of period	126,439	107,601

Cash and cash equivalents at end of period	$232,857	$271,741

Supplemental Schedule of Non-cash Investing Activities
Common stock issued in connection with investment in subsidiaries	$41,344	$51,196

Supplemental disclosures of cash flow information
Interest paid	$82,406	$48,048
Income tax paid	$25,441	$5,244

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

UNAUDITED RECONCILIATION OF NON-GAAP MEASURES

Amounts in columns expressed in thousands

(Except per share information)

	GAAP	A	B	C	D	E	F	Comparable
	Q3-10	FX	APB 14	Acquisition related costs and FV adjustments	RAG Adjustments	Restructuring Costs	Other Adjustments	Q3-10
Sales	$347,492	$0	$0	$0	$0	$0	$0	$347,492
Excise taxes	(189,732)							(189,732)
Net Sales	157,760	0	0	0	0	0	0	157,760
Cost of goods sold	80,448							80,448

Gross Profit	77,312	0	0	0	0	0	0	77,312

	49.01%							49.01%
Operating expenses	48,239					(3,400)		44,839
Contingent consideration true-up	0							0
Gain on remeasurement of previously held equity interest	0							0
Impairment charge	0							0

Operating Income	29,073	0	0	0	0	3,400	0	32,473

	18.43%							20.58%
Non operating income / (expense), net
Interest income / (expense), net	(25,749)		1,030					(24,719)
Other financial income / (expense), net	81,773	(81,773)						0
Amortization of deferred charges	0							0
Other non operating income / (expense), net	(914)							(914)

Income / (loss) before taxes, equity in net income from unconsolidated investments	84,183	(81,773)	1,030	0	0	3,400	0	6,840

Income tax benefit / (expense)	(17,023)	16,109	(360)	0	0	(646)	0	(1,920)
Equity in net earnings of affiliates	1,719	1,832						3,551

Net income / (loss) from continuing operations	$68,879	($63,832)	$670	$0	$0	$2,754	$0	$8,471

Discontinued operations
Income from operations of distribution business (including impairment charge of $28.4 million))	30,870							30,870
Income tax (expense)	147							147

Loss on discontinued operations	$31,017							$31,017

Net income /(loss)	$99,896	($63,832)	$670	$0	$0	$2,754	$0	$39,488

Net income / (loss) from continuing operations per share of common stock, basic	$0.98							$0.12

Net income / (loss) from discontinued operations per share of common stock, basic	$0.44							$0.44

Net income / (loss) from continuing operations per share of common stock, diluted	$0.98							$0.12

Net income / (loss) from discontinued operations per share of common stock, diluted	$0.43							$0.44

	GAAP	A	B	C	D	E	F	Comparable
	Q3-09	FX	APB 14	Acquisition related costs and FV adjustments	RAG Adjustments	Restructuring Costs	Other Adjustments	Q3-09
Sales	$415,182	$0	$0	$0	$0	$0	$0	$415,182
Excise taxes	(227,639)	0	0	0	0	0	0	(227,639)
Net Sales	187,543	0	0	0	0	0	0	187,543
Cost of goods sold	92,029	0	0	0	0	0	0	92,029

Gross Profit	95,514	0	0	0	0	0	0	95,514

	50.93%							50.93%
Operating expenses	53,496					(1,433)		52,063
Contingent consideration true-up	15,000			(15,000)				0
Gain on remeasurement of previously held equity interest	0							0
Impairment charge	0							0

Operating Income	27,018	0	0	15,000	0	1,433	0	43,451

	14.41%							23.17%
Non operating income / (expense), net
Interest income / (expense), net	(15,895)		1,008					(14,887)
Other financial income / (expense), net	57,831	(57,831)						0
Amortization of deferred charges	(16,192)				16,192			0
Other non operating income, net	(2,541)						459	(2,082)

Income / (loss) before taxes, equity in net income from unconsolidated investments	50,221	(57,831)	1,008	15,000	16,192	1,433	459	26,482

Income tax benefit / (expense)	(10,236)	12,029	(187)	(2,850)	(3,076)	(301)	(77)	(4,698)
Equity in net earnings of affiliates	5,433							5,433

Net income / (loss) from continuing operations	$45,418	($45,802)	$821	$12,150	$13,116	$1,132	$382	$27,217

Discontinued operations
Income from operations of distribution business (including impairment charge of $28.4 million)	1,979	($735)						1,244
Income tax (expense)	(204)							(204)

Income / (loss) on discontinued operations	$1,775	($735)	$0	$0	$0	$0	$0	$1,040

Net income /(loss)	$47,193	($46,537)	$821	$12,150	$13,116	$1,132	$382	$28,257

Less: Net income attributable to noncontrolling interests in subsidiaries	47				1,038			1,085

Net income /(loss) attributable to CEDC	$47,146	($46,537)	$821	$12,150	$12,078	$1,132	$382	$27,172

Net income / (loss) from continuing operations per share of common stock, basic	$0.83							$0.49

Net income / (loss) from discontinued operations per share of common stock, basic	$0.03							$0.02

Net income / (loss) from continuing operations per share of common stock, diluted	$0.83							$0.49

Net income / (loss) from discontinued operations per share of common stock, diluted	$0.02							$0.02

A.	Represents the net after tax impact of the foreign currency revaluation related to our USD and EUR liabilities as a majority of these have been lent down to entities that have the Polish Zloty or Russian Ruble as their functional currency. Also includes the proportional net after tax impact of the foreign currency revaluation related to the foreign currency liabilities included in the earnings of the Russian Alcohol Group as it has the Russian Ruble as its functional currency.
B.	In May 2008, the FASB issued FSP APB 14-1, which impacts the accounting treatment for convertible debt instruments that allow for either mandatory or optional cash settlements. FSP APB 14-1 will impact the accounting associated with our $310.0 million senior convertible notes. This FSP requires us to recognize additional non-cash interest expense on a retrospective basis, based on the market rate for similar debt instruments without the conversion feature. Furthermore, it requires recognizing interest expense in prior periods pursuant to the retrospective accounting treatment. FSP APB 14-1 has become effective beginning in our first quarter of 2009 and is required to be applied retrospectively to all presented periods, as applicable.
C.	For 2010 this represents the legal and professional service costs related to the potential acquisition of Nemiroff, which was ultimately not pursued by the Company. For 2009 as a result of the change in accounting treatment of the investment in the Russian Alcohol Group during the second quarter of 2009 from equity accounting to consolidation, CEDC was required to revalue the equity investment to market value at the time of conversion. This amount was then netted with an impairment charge for RAG goodwill.
D.	In 2009 the Company has recorded deferred payments to Lion in connection with the RAG acquisition on the balance sheet at fair value and amortizes this discount as a non cash amortization expense over the payment period and records its investment in RAG as if it owned Lions shares. This adjustment on the 2009 results eliminates the non-cash amortization and increases the minority interest for the net profit attributable to the shares held by Lion Capital to reflect CEDC results as if it owned 52% of RAG without amortization of the deferred payments to Lion.
E.	Represents one-off restructuring costs associated with the integration of Parliament and the Russian Alcohol Group.
F.	For 2010, this adjustment eliminates the dividend income receive from its Polish Wholesale business which is accounted for as a discontinued operation and was fully disposed of on August 2, 2010. For 2009 the amount represents one off tax charges related to a tax inspection for the period prior to the investment in 2008.

	GAAP	A	B	C	D	E	F	G	Comparable
	Q3-10 PTD	FX	APB 14	Acquisition related costs and FV adjustments	RAG Adjustments	Restructuring Costs	Cost associated with debt refinancing	Other Adjustments	Q3-10 PTD
Sales	$1,058,260	0	0	0	0	0	0	0	$1,058,260
Excise taxes	(575,097)	0	0	0	0	0	0	0	(575,097)
Net Sales	483,163	0	0	0	0	0	0	0	483,163
Cost of goods sold	243,241	0	0	0	0	0	0	0	243,241

Gross Profit	239,922	0	0	0	0	0	0	0	239,922

									49.66%
Operating expenses	144,369	0	0	(500)	0	(7,759)	0	0	136,110
Contingent consideration true-up	0	0	0	0	0	0	0	0	0
Gain on remeasurement of previously held equity interest	0	0	0	0	0	0	0	0	0
Impairment charge	0	0	0	0	0	0	0	0	0

Operating Income	95,553	0	0	500	0	7,759	0	0	103,812

									21.49%
Non operating income / (expense), net
Interest (expense), net	(77,848)	0	3,056	0	0	0	0	0	(74,792)
Other financial (expense), net	4,987	(4,085)	0	0	0	0	0	0	902
Amortization of deferred charges	0	0	0	0	0	0	0	0	0
Other non operating income / (expense), net	(12,266)	0	0	0	0	825	17,990	(7,642)	(1,093)

Income / (loss) before taxes, equity in net income from unconsolidated investments	10,426	(4,085)	3,056	500	0	8,584	17,990	(7,642)	28,829

Income tax expense	(2,275)	771	(1,070)	(100)	0	(1,644)	(3,418)	1,452	(6,284)
Equity in net earnings of affiliates	2,163	1,832	0	0	0	0	0	0	3,995

Net income / (loss) from continuing operations	10,314	(1,482)	1,986	400	0	6,940	14,572	(6,190)	26,540

Discontinued operations
Income / (loss) from operations of distribution business (including impairment charge of $28.2 million in 9 months ended September 30, 2010)	(11,815)	0	0	0	0	0	0	0	(11,815)
Income tax (expense)	37	0	0	0	0	0	0	0	37

Income / (loss) on discontinued operations	(11,778)								(11,778)

Net income /(loss)	($1,464)	($1,482)	$1,986	$400	$0	$6,940	$14,572	($6,190)	$14,762

Net income / (loss) from continuing operations per share of common stock, basic	$0.15								$0.38

Net income / (loss) from discontinued operations per share of common stock, basic	($0.17)								($0.17)

Net income / (loss) from continuing operations per share of common stock, diluted	$0.15								$0.38

Net income / (loss) from discontinued operations per share of common stock, diluted	($0.17)								($0.17)

	GAAP	A	B	C	D	E	F	G	Comparable
	Q3-09 PTD	FX	APB 14	Acquisition related costs and FV adjustments	RAG Adjustments	Restructuring Costs	Cost associated with debt refinancing	Other Adjustments	Q3-09 PTD
Sales	$974,802	0	0	0	0	0	0	0	$974,802
Excise taxes	(540,598)	0	0	0	0	0	0	0	(540,598)
Net Sales	434,204	0	0	0	0	0	0	0	434,204
Cost of goods sold	214,455	0	0	0	0	0	0	0	214,455

Gross Profit	219,749	0	0	0	0	0	0	0	219,749

	45.48%								45.48%
Operating expenses	128,023	0	0	1,040	0	(1,433)	0	0	127,630
Contingent consideration true-up	15,000	0	0	(15,000)	0	0	0	0	0
Gain on remeasurement of previously held equity interest	(225,605)	0	0	225,605	0	0	0	0	0
Impairment charge	20,309	0	0	(20,309)	0	0	0	0	0

Operating Income	282,022	0	0	(191,336)	0	1,433	0	0	92,119

	58.37%								19.07%
Non operating income / (expense), net
Interest (expense), net	(46,556)	0	2,956	0	0	0	0	0	(43,600)
Other financial (expense), net	29,021	(29,021)	0	0	0	0	0	0	0
Amortization of deferred charges	(27,423)	0	0	0	27,423	0	0	0	0
Other non operating income / (expense), net	(10,798)	0	0	0	0	8,733	0	1,062	(1,003)

Income / (loss) before taxes, equity in net income from unconsolidated investments	226,266	(29,021)	2,956	(191,336)	27,423	10,166	0	1,062	47,516

Income tax expense	(44,824)	2,435	(869)	40,702	(5,210)	(2,004)	0	(198)	(9,968)
Equity in net earnings of affiliates	(13,419)	23,709	0	0	0	0	0	0	10,290

Net income / (loss) from continuing operations attributable to CEDC	$168,023	($2,877)	$2,087	($150,634)	$22,213	$8,162	$0	$864	$47,838

Discontinued operations
Income / (loss) from operations of distribution business (including impairment charge of $28.2 million in 9 months ended September 30, 2010)	8,471	(735)	0	0	0	0	0	0	$7,736
Income tax (expense)	(1,098)	0	0	0	0	0	0	0	(1,098)

Income / (loss) on discontinued operations	$7,373	($735)	$0	$0	$0	$0	$0	$0	$6,638

Net income /(loss)	$175,396	($3,612)	$2,087	($150,634)	$22,213	$8,162	$0	$864	$54,476

Less: Net income attributable to noncontrolling interests in subsidiaries	2,185	(12,022)	0	0	8,727	0	0	0	(1,110)

Net income /(loss) attributable to CEDC	$173,211	$8,410	$2,087	($150,634)	$13,486	$8,162	$0	$864	$55,586

Net income / (loss) from continuing operations per share of common stock, basic	$3.31								$0.94

Net income / (loss) from discontinued operations per share of common stock, basic	$0.14								$0.13

Net income / (loss) from continuing operations per share of common stock, diluted	$3.30								$0.94

Net income / (loss) from discontinued operations per share of common stock, diluted	$0.14								$0.13

A.	Represents the net after tax impact of the foreign currency revaluation related to our USD and EUR liabilities as a majority of these have been lent down to entities that have the Polish Zloty or Russian Ruble as their functional currency. Also includes the proportional net after tax impact of the foreign currency revaluation related to the foreign currency liabilities included in the earnings of the Russian Alcohol Group as it has the Russian Ruble as its functional currency. The amount has been adjusted to reflect only the CEDC portion of foreign exchange gains or losses of the Russian Alcohol Group and does not include the portion attributable to the minority shareholders.

B.	In May 2008, the FASB issued FSP APB 14-1, which impacts the accounting treatment for convertible debt instruments that allow for either mandatory or optional cash settlements. FSP APB 14-1 will impact the accounting associated with our $310.0 million senior convertible notes. This FSP requires us to recognize additional non-cash interest expense on a retrospective basis, based on the market rate for similar debt instruments without the conversion feature. Furthermore, it requires recognizing interest expense in prior periods pursuant to the retrospective accounting treatment. FSP APB 14-1 has become effective beginning in our first quarter of 2009 and is required to be applied retrospectively to all presented periods, as applicable.
C.	For 2010 this represents the legal and professional service costs related to the potential acquisition of Nemiroff, which was ultimately not pursued by the Company. For 2009 as a result of the change in accounting treatment of the investment in the Russian Alcohol Group during the second quarter of 2009 from equity accounting to consolidation, CEDC was required to revalue the equity investment to market value at the time of conversion. This amount was then netted with an impairment charge for RAG goodwill.
D.	In 2009 the Company has recorded deferred payments to Lion in connection with the RAG acquisition on the balance sheet at fair value and amortizes this discount as a non cash amortization expense over the payment period and records its investment in RAG as if it owned Lions shares. This adjustment on the 2009 results eliminates the non-cash amortization and increases the minority interest for the net profit attributable to the shares held by Lion Capital to reflect CEDC results as if it owned 52% of RAG without amortization of the deferred payments to Lion
E.	For 2010 this represents one-off restructuring costs associated with the integration of Parliament and the Russian Alcohol Group. For 2009, represents other miscellaneous costs, directly related to acquisition costs related of the Parliament acquisition in 2008 and RAG in 2009.
F.	Represents the net after tax impact associated with the early retirement of CEDC’s outstanding Senior Secured Notes due 2012, including a 4% one-time redemption premium payment to the Noteholders and write-off of prepaid financing costs.
G.	For 2010, this adjustment eliminates the dividend income receive from the Polish Wholesale business which is accounted for as a discontinued operation and was fully disposed of on August 2, 2010. For 2009 the amount represents one off tax charges related to a tax inspection for the period prior to the investment in 2008.

FULL YEAR 2010 COMPARABLE EPS RECONCILIATION

Full Year Guidance, 12 Months Ending December 31,	2010
Range for GAAP Fully Diluted Earnings per Share	$1.26
$1.46

A. Foreign exchange impact related to USD and EUR denominated financing	($0.02)
B. Impact of adoption of ABP14	$0.03
C. Acquisition Costs	$0.01
D. Integration Costs	$0.10
E. Cost associated with debt refinancing	$0.21
F. Dividend from discontinued operation	($0.09)

Range for Comparable non-GAAP Fully Diluted
Earnings per Share	$1.50
$1.70

A.	Represents the net after tax impact of the foreign currency revaluation related to our USD and EUR financing as a majority of these borrowings have been lent down to entities that have the Polish Zloty or Russian Ruble as their functional currency. The impact of foreign exchange revaluation is inherently unpredictable and we have not forecasted the impact thereof; changes in foreign exchange revaluation may have a material effect on our financial results.
B.	In May 2008, the FASB issued FSP APB 14-1, which impacts the accounting treatment for convertible debt instruments that allow for either mandatory or optional cash settlements. FSP APB 14-1 will impact the accounting associated with our $310.0 million senior convertible notes. This FSP requires us to recognize additional non-cash interest expense on a retrospective basis, based on the market rate for similar debt instruments without the conversion feature. Furthermore, it requires recognizing interest expense in prior periods pursuant to the retrospective accounting treatment. FSP APB 14-1 has become effective beginning in our first quarter of 2009 and is required to be applied retrospectively to all presented periods, as applicable.
C.	Represents the legal and professional service costs related to the potential acquisition of Nemiroff, which was ultimately not pursued by the Company
D.	For 2010 this represents one-off restructuring costs associated with the integration of Parliament and the Russian Alcohol Group.
E.	Represents the net after tax impact associated with the early retirement of CEDC’s outstanding Senior Secured Notes due 2012, including a 4% one-time redemption premium payment to the Noteholders and write-off of prepaid financing costs.
F.	Elimination of the dividend income received from the Polish Wholesale business which is accounted for as a discontinued operation and was fully disposed of on August 2, 2010.